AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2006
                                                    REGISTRATION NO. 333-114276
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ___________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________

                                  AGRIUM INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        CANADA                                              98-0346248
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                          13131 LAKE FRASER DRIVE S.E.
                                CALGARY, ALBERTA
                                 CANADA T2J 7E8
                                 (403) 225-7000
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


             AMENDED AND RESTATED STOCK OPTION AND TANDEM SAR PLAN
             -----------------------------------------------------
                            (Full title of the plan)

                             CT CORPORATION SYSTEM
                           111 8TH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8700
                  ------------------------------------------
                      (Name, address and telephone number,
                  including area code, of agent for service)

                                  ___________________________

                                           COPIES TO:
      Leslie O'Donoghue                Patrick C. Finnerty                    Andrew J. Foley
         Agrium Inc.             Blake, Cassels & Graydon LLP        Paul, Weiss, Rifkind, Wharton &
13131 Lake Fraser Drive S.E.   Suite 3500, East Tower, Bankers Hall             Garrison LLP
      Calgary, Alberta                855 - 2nd Street S.W.            1285 Avenue of the Americas
       Canada T2J 7E8                    Calgary, Alberta             New York, New York 10019-6064
       (403) 225-7000                     Canada T2P 4J8                         (212) 373-3000
                                          (403) 260-9600
====================================================================================================
                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
      Title of                              Proposed Maximum     Proposed Maximum        Amount of
  Securities to be       Amount to be      Offering Price Per       Aggregate          Registration
     Registered      Registered (1)(2)(3)       Share(4)         Offering Price(4)         Fee(5)
----------------------------------------------------------------------------------------------------
Common Shares             2,408,340           U.S.$22.13         U.S.$53,288,691     U.S.$5,701.89
----------------------------------------------------------------------------------------------------

(1) Represents the maximum number of additional common shares (the "Common Shares") of Agrium Inc. (the "Registrant") issuable under the Registrant's Amended and Restated Stock Option and Tandem SAR Plan (the "Plan").

(2) This registration statement on Form S-8 (the "Registration Statement") also applies to rights under the Registrant's Amended and Restated Shareholder Rights Plan Agreement, which are attached to and tradable only with the Common Shares registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.

(3) This Registration Statement shall also cover any additional Common Shares that become issuable under the Registrant's Plan registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Common Shares.

(4) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the wieghted average of the per share exercise price of the stock options, translated into U.S. dollars at the noon buying rate in New York City on March 2, 2006, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on that date.

(5) Registration fees were previously paid for the registration of 10,242,285 Common Shares (Registration No. 333-114276) under the Plan. The fee being paid herewith pertains to an aggregate of 2,408,340 Common Shares issuable under the Plan.

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to (i) register an additional 2,408,340 shares of the Common Shares of the Registrant issuable pursuant to the Registrant's Plan and
(ii) file a revised Plan as Exhibit 4.1. On April 7, 2004, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 333-114276). The contents of the Original Registration Statement are incorporated herein by reference.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.    EXHIBITS.

EXHIBIT    DESCRIPTION
-------    -----------

4.1        Amended and Restated Stock Option and Tandem SAR Plan.

5.1 Opinion of Blake, Cassels & Graydon LLP, regarding the legality of the Common Shares.

23.1       Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

23.2       Consent of KPMG LLP.

24.1       Power of Attorney (included in signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 2nd day of March, 2006.

                                        AGRIUM INC.


                                        By: /s/ Leslie O'Donoghue
                                            ------------------------------
                                            Name:  Leslie O'Donoghue
                                            Title: Senior Vice President,
                                                   General Counsel & Corporate
                                                   Secretary

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Leslie O'Donoghue and Bruce G. Waterman his/her true and lawful attorney-in-fact and agent, each of whom may act alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the SEC, granting unto said attorneys-in-fact and agents, each of whom may act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each of whom may act alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration statement on Form S-8 has been signed by the following persons in the capacities indicated on March 2, 2006.

-------------------------------------------------------------------------------
           SIGNATURE                                 TITLE
-------------------------------------------------------------------------------


    /s/  Michael M. Wilson            President & Chief Executive Officer
    --------------------------        (Principal Executive Officer) & Director
         Michael M. Wilson



    /s/  Bruce G. Waterman            Senior Vice President, Finance & Chief
    --------------------------        Financial Officer (Principal Financial
         Bruce G. Waterman            Officer  and Principal Accounting Officer)



    /s/  Frank W. Proto               Board Chair
    --------------------------
         Frank W. Proto



    /s/  Neil Carragher               Director
    --------------------------
         Neil Carragher



    /s/  Ralph S. Cunningham          Director
    --------------------------
        Ralph S. Cunningham



    /s/  D. Grant Devine              Director
    --------------------------
         D. Grant Devine

-------------------------------------------------------------------------------
           SIGNATURE                                 TITLE
-------------------------------------------------------------------------------


    /s/  Germaine Gibara              Director
    --------------------------
         Germaine Gibara



    /s/  Susan A. Henry               Director
    --------------------------
         Susan A. Henry



    /s/  Russell Horner               Director
    --------------------------
         Russell Horner



    /s/  Frank W. King                Director
    --------------------------
         Frank W. King



    /s/  Harry G. Schaefer            Director
    --------------------------
         Harry G. Schaefer



    /s/  Victor J. Zaleschuk          Director
    --------------------------
         Victor J. Zaleschuk

                         AUTHORIZED U.S. REPRESENTATIVE


         Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Agrium Inc. in the United States, in the City of Calgary, Province of Alberta, Country of Canada, on this 2nd day of March, 2006.

                                           AGRIUM U.S. INC.
                                           (Authorized U.S. Representative)



                                           By: /s/ Richard Gearheard
                                               -----------------------------
                                               Name:  Richard Gearheard
                                               Title: Senior Vice President

                                  EXHIBIT INDEX


EXHIBIT       DESCRIPTION
-------       -----------

4.1           Amended and Restated Stock Option and Tandem SAR Plan.

5.1 Opinion of Blake, Cassels & Graydon LLP, regarding the legality of the Common Shares.

23.1          Consent of Blake, Cassels & Graydon LLP (included in
              Exhibit 5.1).

23.2          Consent of KPMG LLP.

24.1          Power of Attorney (included in signature page).